Exhibit 99.1

SECURITY BANK CORPORATION ANNOUNCES ACQUISITION

IN NORTH METRO ATLANTA MARKET AND

REPORTS RECORD FIRST QUARTER EARNINGS

Macon, GA., April 19, 2006 / PR Newswire/ — Security Bank Corporation (Nasdaq: SBKC) today announced its third acquisition in the northern metropolitan Atlanta market with the signing of a definitive agreement to acquire Homestead Bank, a community bank located in Suwanee, Georgia. Homestead Bank, with approximately $258.9 million in total assets, $214.8 million in deposits and $20.7 million in shareholders’ equity as of March 31, 2006, operates one full service banking office in Gwinnett County.

Separately, Security Bank Corporation announced earnings and results of operations for the first quarter of 2006. All per share figures have been adjusted for the Company’s two-for-one stock split on May 27, 2005.

Definitive Agreement Signed to Acquire Homestead Bank

Under the terms of the merger agreement with Homestead Bank, Security Bank will pay approximately $50 million to Homestead Bank’s shareholders, based on the value of the consideration at the time of signing the definitive agreement. Security Bank will issue approximately 79% of the purchase price in common stock, and the remainder in cash to a significant shareholder. The transaction was unanimously approved by the boards of directors of both companies and is subject to regulatory approval, the approval of Homestead shareholders and other customary closing conditions. The acquisition is expected to be completed during the third quarter of 2006 and is expected to be accretive to Security Bank’s earnings during the first full year of combined operations.

In a joint statement, Heyward Horton, President and Chief Executive Officer of Homestead, said, “We are enthusiastic about joining the Security Bank team of successful community banks. I’m confident we will continue providing superior service to our customers as part of Security Bank. Security Bank’s success is the result of empowering people to make local decisions based on the unique needs of each market.”

Rett Walker, President and Chief Executive Officer of Security Bank, said, “Homestead’s management shares our passion for building shareholder value by providing superior banking service to the local community. Strategically, this expands our franchise in the Atlanta metropolitan area and when combined with our prior acquisitions in the northern metropolitan area of Atlanta, greatly enhances our position in three of the fastest growing markets in Georgia. This acquisition is consistent with our disciplined acquisition strategy of focused expansion into demographically attractive markets. It also meets our stated financial goals of anticipated earnings accretion within one year and the expectation of earning back tangible book value dilution within five years.”

Announcement of First Quarter Earnings

Earnings Summary

Net income for the first quarter of 2006 increased 51% to a record $5.1 million, compared to $3.4 million in the first quarter of 2005. Diluted earnings per share were $0.35 versus $0.29 for the same quarter in 2005, an increase of 21%.

The Company’s annualized returns on average equity and assets for the first quarter were 11.44% and 1.25%, respectively, compared to 12.82% and 1.28%, respectively, for the first quarter of 2005. The Company’s return on average tangible equity for the first quarter of 2006 was 20.26% compared to 17.68% in the first quarter of 2005.

Rett Walker remarked on the Company’s performance, “We are pleased with our first quarter results. We successfully completed the conversion of Rivoli Bancorp and the acquisition of Neighbors Bancshares and saw strong growth in our loan portfolio. In addition, our net interest margin held up well and we incurred minimal charge-offs during the quarter.”

Security Bank Corporation’s first quarter 2006 results reflect the completion of the Company’s acquisition of SouthBank in May 2005, which now operates as Security Bank of North Metro, and the acquisition of Rivoli BanCorp, Inc. in December 2005, which operates as Security Bank of Bibb County. On April 10, 2006, the Company completed the acquisition of Neighbors Bancshares Inc., a community bank holding company for Neighbors Bank, located in Alpharetta, Georgia. Neighbors Bank had approximately $147.5 million in assets at March 31, 2006. For accounting purposes, the acquisition of Neighbors was effective as of March 31, 2006 and therefore the balances of Neighbors Bank are included in the Company’s balance sheet data presented below. However, there was no impact on the Company’s first quarter average balances or the Company’s results of operations for the first quarter of 2006.

Balance Sheet

Loans, excluding loans held for resale, were $1.47 billion at March 31, 2006, up from $890.5 million at March 31, 2005, an increase of 65%. Excluding acquisitions, loans increased $150.3 million or 16.9% since March 31, 2005. Total deposits were $1.53 billion at March 31, 2006, an increase of 69% from $907.1 million. Excluding acquisitions, deposits increased $206.7 million or 23% since March 31, 2005. Total assets increased 71% to $1.91 billion at March 31, 2006, compared to $1.12 billion at March 31, 2005. Excluding acquisitions, total assets increased $205.5 million or 18.4%, compared to March 31, 2005.

Shareholders’ equity increased $106.7 million to $217.6 million, an increase of 96% compared to March 31, 2005. The primary reasons for the increase were the acquisitions of SouthBank, Rivoli Bancorp and Neighbors Bancshares, which contributed approximately $89.2 million of the increase along with the increase in earnings, net of dividends paid, which contributed the remainder.

Net Interest Income

Net interest income (on a fully tax equivalent basis) for the first quarter of 2006 was $16.8 million, an increase of 51% when compared to the first quarter of 2005. The increase is primarily the result of the continued growth in the Company’s loan portfolio. The net interest margin on a fully tax-equivalent basis was 4.54% for the quarter ended March 31, 2006, compared to 4.50% for the comparable period one year ago and 4.53% for the fourth quarter of 2005.

Noninterest Income and Expense

Noninterest income for the first quarter of 2006 was $4.9 million versus $3.5 million for the first quarter of 2005, an increase of 40%. The change is attributable to an increase in service charges on deposits of approximately $507,000 resulting from the significant increase in core deposits during the period. The increase is also attributable to an increase in the recognized portion of construction loan origination fees in the first quarter of 2005.

Noninterest expense for the first quarter of 2006 was $12.8 million, an increase of 52% over the first quarter 2005’s level of $8.5 million. The increase is primarily attributable to a $2.8 million increase in salaries and benefits, which is the direct result of the Company’s significant growth through acquisitions completed since the first quarter of 2005. The increase is also related to occupancy and equipment, which increased approximately $462,000 due to the addition of numerous properties in connection with acquisitions since the first quarter of 2005. The Company’s efficiency ratio was 59.3% for the first quarter of 2006 compared to 57.9% for the first quarter of 2005.

Asset Quality

Total nonperforming assets (nonaccrual, repossessed assets and other real estate owned) were 0.72% of total loans plus other real estate owned when compared to 0.75% and 0.74% at the end of the first and fourth quarters, respectively, of 2005. Net charge-offs to average loans decreased to 0.06% for the first quarter of 2006 from 0.15% in the first quarter of 2005. The allowance for loan losses was $17.8 million at March 31, 2006, up from $11.4 million at March 31, 2005. The increase in the allowance is primarily attributable to growth in the Company’s loan portfolio and the addition of $4.9 million of loss reserves in connection with the previously noted acquisitions.

Other Information

Security Bank Corporation’s management team will host a conference call to discuss these results at 8:30 AM EDT on Thursday, April 20, 2006. This call is open to all interested parties. From locations within the United States, the call-in number is 877-407-8035 (201-689-8035 from outside the United States). Please call in 10 minutes prior to the beginning of the conference and ask for the Security Bank Corporation conference call.

A recorded playback of the conference call will be available by calling 877-660-6853, (201-612-7415 from outside the United States) from approximately 12:00 PM EDT, Thursday April 20th, 2006 until 11:59 PM EDT Friday, April 28, 2006. The reservation numbers for this playback are Account #286 and Conference ID # 146953.

Security Bank Corporation will file a registration statement, including a proxy statement addressed to the shareholders of Homestead Bank and a prospectus for the Security Bank Corporation stock to be offered in the proposed merger with Homestead Bank, with the SEC. A definitive proxy statement will be sent to Homestead Bank’s shareholders seeking their approval of the proposed merger. Investors and shareholders are urged to read the registration statement carefully when it becomes available, because it will contain important information about the proposed merger. Investors and shareholders may obtain a free copy of the registration statement, when it becomes available, and other documents filed with, or furnished to, the SEC by the Company at the SEC’s website at www.sec.gov. Copies of the registration statement and other documents filed by the Company with the SEC may also be obtained for free from the Company by directing a written request to Security Bank Corporation, 4219 Forsyth Road, Macon, Georgia 31210; attn: Chief Financial Officer. Additional details about the definitive agreement are posted at Security Bank’s web site at www.securitybank.net. Select Investor Info/Presentations.

This press release, including the attached selected unaudited financial tables, which are a part of this release, contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are “tangible book value” and “return on average tangible equity.” Security Bank’s management uses these non-GAAP measures in its analysis of Security Bank’s performance. Tangible book value is defined as total equity reduced by recorded intangible assets. Tangible book value per share is defined as tangible book value divided by total common shares outstanding. This measure is important to many investors in the marketplace that are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing total book value while not increasing the tangible assets of the company. For companies such as Security Bank that have engaged in multiple business combinations, purchase accounting requires the recording of significant amounts of goodwill related to such transactions. Return on average tangible equity is defined as earnings for the period (annualized for the quarterly period) divided by average equity reduced by average goodwill and other intangible assets. Security Bank’s management includes this measure because it believes that it is important when measuring the Company’s performance exclusive of the effects of goodwill and other intangibles recorded in recent acquisitions, and this measure is used by many investors as part of their analysis of Security Bank. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the “Reconciliation Table” in the attached schedules for a more detailed analysis of these non-GAAP performance measures and the most directly comparable GAAP measures.

About Security Bank Corporation

Security Bank Corporation is a Georgia multi-bank holding company based in Macon, Bibb County, Georgia. The Company’s wholly-owned bank subsidiaries are Security Bank of Bibb County, Security Bank of Houston County, Security Bank of Jones County, Security Bank of North Metro and Neighbors Bank. The banks maintain 15 full service offices in Central Georgia (Macon, Perry, Warner Robins, and Gray), two full service offices in Coastal Georgia (Brunswick and St. Simons Island), one full service office in Griffin, Georgia and two full service offices in North Metro Atlanta (Woodstock and Alpharetta) as well as loan production offices in Hiram, Cumming and Oconee County, Georgia. In addition, Security Bank of Bibb County operates a wholly-owned mortgage subsidiary; Fairfield Financial Services, Inc. Fairfield has offices in Macon, Warner Robins, Columbus, Richmond Hill, Gray, Pooler, Woodstock, St. Simons Island and Brunswick.

Safe Harbor

This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to Security Bank Corporation’s filings with the Securities and Exchange Commission for a summary of important factors that could affect Security Bank Corporation’s forward-looking statements. Security Bank Corporation does not intend to and assumes no responsibility for updating or revising any forward-looking statements contained in this press release, whether as a result of new information, future events or otherwise.

For more information, contact Rett Walker, President and Chief Executive Officer at 478-722-6220 or Jim McLemore, Chief Financial Officer at 478-722-6243.

Security Bank Corporation

Selected Consolidated Financial Data

(Dollars in Thousands, except Per Share Amounts)

Unaudited

	Quarters Ended March 31,
	2006	2005	% Change
EARNINGS SUMMARY:
Net interest income (FTE)	$16,814	$11,110	51.3%
Provision for Loan Losses	630	775	-18.7%
Noninterest Income	4,917	3,514	39.9%
Noninterest Expense	12,881	8,463	52.2%
Provision for Income Taxes	2,979	1,897	57.0%
Net Income	5,140	3,407	50.9%

PER COMMON SHARE:
Basic earnings	$0.36	$0.29	24.1%
Diluted earnings	0.35	0.29	20.7%
Cash dividends declared	0.075	0.065	15.4%
Book value	13.79	9.44	46.1%
Tangible book value	7.08	6.69	5.8%

KEY PERFORMANCE RATIOS (a):
Return on average equity	11.44%	12.82%
Return on average assets	1.25%	1.28%
Efficiency ratio	59.27%	57.87%
Net interest margin (FTE)	4.54%	4.50%
Net charge-offs to average loans	0.06%	0.15%

BALANCE SHEET SUMMARY - END OF PERIOD
Investment securities	$146,932	$112,703	30.4%
Loans Held for Resale	7,776	6,384	21.8%
Loans, gross	1,469,692	890,491	65.0%
Allowance for loan losses	17,812	11,357	56.8%
Total assets	1,912,841	1,116,123	71.4%
Deposits	1,530,384	907,074	68.7%
Other borrowed money	143,936	90,176	59.6%
Stockholders’ equity	217,641	110,968	96.1%

ASSET QUALITY - END OF PERIOD
Nonaccrual loans	$8,171	$5,761	41.8%
Loans 90 Days Past Due and Accruing	—	—	0.0%
Other real estate owned	2,488	938	165.2%
Total nonperforming assets	10,659	6,699	59.1%
Allowance for loan losses/NPA’s	167.11%	169.53%	-1.4%
Allowance for loan losses/loans	1.21%	1.28%	-5.5%

(a)	Annualized based on number of days in the period, except efficiency ratio

Security Bank Corporation

Average Balance Sheet and Net Interest Income Analysis

(Dollars in Thousands)

Unaudited

	Quarter Ended March 31, 2006
	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest-bearing deposits and fed funds sold	$19,386	$220	4.60%
Investment securities	142,473	1,608	4.58%
Loans Held for Resale	5,200	86	6.71%
Loans	1,334,789	26,949	8.19%
Other earning assets	1,238	21	6.88%
Total earning assets	1,503,086	28,884	7.79%
Non-earning assets	169,920

Total assets	$1,673,006

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and interest-bearing transaction	$388,549	$2,448	2.56%
Time deposits	771,349	7,482	3.93%
Other borrowings	161,348	2,140	5.38%
Total interest-bearing liabilities	1,321,246	12,070	3.70%
Noninterest-bearing liabilities:
Noninterest bearing deposits	155,181
Other noninterest-bearing liabilities	14,360
Total liabilities	1490787

Stockholders’ Equity	182,219

Total liabilities and stockholders’ equity	$1,673,006

Interest rate spread			4.09%

Net interest income		$16,814

Net interest margin (FTE)		4.54%

Security Bank Corporation (SBKC)

Selected Financial Information

(Amounts in thousands, except per share data)

	2006	2005					2004
	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Period-End Balance Sheet
Total Assets	$1,912,841	$1,662,413	$1,662,413	$1,345,566	$1,329,629	$1,116,123	$1,063,485	$1,063,485	$1,012,647	$993,038	$936,848
Total Securities	146,932	150,986	150,986	121,374	122,763	112,703	111,412	111,412	115,325	107,067	96,026
Mortgage Loans held for Sale	7,776	5,562	5,562	9,372	7,413	6,384	7,507	7,507	9,363	8,882	7,707
Loans:
Commercial:
Real-Estate	699,215	609,010	609,010	418,020	423,720	412,779	406,654	406,654	402,458	428,849	391,934
Construction	430,585	334,114	334,114	316,701	309,270	232,629	192,181	192,181	155,400	124,119	116,468
All Other	103,396	95,688	95,688	137,879	126,290	69,983	71,081	71,081	61,039	60,800	62,714
Residential:
Consumer Real-Estate	155,031	163,874	163,874	118,679	116,119	115,168	115,470	115,470	115,503	110,820	113,318
Consumer Construction	30,376	19,750	19,750	19,371	20,041	17,835	18,953	18,953	17,088	16,793	19,704
All Other Consumer	51,089	49,683	49,683	53,420	46,285	42,097	41,426	41,426	40,833	40,328	36,676
Total Loans	1,469,692	1,272,119	1,272,119	1,064,070	1,041,725	890,491	845,765	845,765	792,321	781,709	740,814
Allowance for loan losses	17,812	16,148	16,148	13,628	13,264	11,357	10,903	10,903	10,465	10,096	9,612
Other Assets:
Other earning assets:	78,567	41,330	41,330	23,928	45,141	18,846	20,898	20,898	14,076	18,123	12,597
Total Earning Assets:	1,702,967	1,469,997	1,469,997	1,218,744	1,217,042	1,028,424	985,582	985,582	931,085	915,781	857,144
Intangibles:
Goodwill	102,659	74,582	74,582	49,677	50,507	31,852	28,579	28,579	28,579	28,579	28,579
Core-Deposit	5,129	4,687	4,687	1,498	1,580	542	585	585	628	671	713
Deposits:
Demand Deposits	168,235	156,698	156,698	137,295	121,600	115,241	119,545	119,545	109,136	109,261	106,447
Interest bearing deposits	1,362,149	1,134,555	1,134,555	949,084	952,487	791,833	723,013	723,013	682,066	683,783	654,889
Total Deposits	1,530,384	1,291,253	1,291,253	1,086,379	1,074,087	907,074	842,558	842,558	791,202	793,044	761,336
Fed Funds purchased & repo agreements	18,271	43,876	43,876	10,052	5,714	12,469	21,811	21,811	20,972	9,108	7,375
Other borrowed funds	125,665	128,265	128,265	100,207	94,007	77,707	85,693	85,693	89,840	84,003	81,857
Common Equity	217,641	179,305	179,305	140,408	137,019	110,968	106,671	106,671	104,154	100,448	80,593

Average Balance Sheet
Total Assets	$1,673,006	$1,238,033	$1,353,208	$1,326,590	$1,184,441	$1,082,503	$972,091	$1,027,551	$994,605	$958,467	$907,742
Total Securities	142,473	116,110	117,857	123,002	115,694	107,674	103,896	113,085	105,948	95,970	100,582
Mortgage Loans held for Sale	5,200	6,726	6,754	8,769	6,132	5,167	6,955	6,455	7,429	7,650	6,285
Loans:
Commercial:
Real-Estate	624,990	432,199	472,728	423,215	420,250	412,048	399,341	405,831	417,861	415,541	358,129
Construction	385,784	284,620	331,779	319,456	270,505	215,265	141,240	175,867	143,811	126,777	118,505
All Other	93,284	99,034	102,402	134,147	87,386	71,513	61,297	62,406	61,193	61,536	60,054
Residential:
Consumer Real-Estate	157,463	116,890	119,560	117,944	115,347	114,644	114,399	115,952	112,151	112,235	117,266
Consumer Construction	20,480	18,883	19,189	19,539	18,662	18,125	17,849	18,158	16,768	17,445	19,042
All Other Consumer	52,788	45,900	45,985	50,465	44,783	42,483	41,148	42,564	41,914	39,716	40,369
Total Loans	1,334,789	997,526	1,091,643	1,064,766	956,933	874,078	775,274	820,778	793,698	773,250	713,365
Other Assets:
Other earning assets:	20,624	16,840	17,800	17,327	18,467	13,729	10,457	9,061	10,208	8,550	14,008
Total Earning Assets:	1,503,086	1,137,202	1,234,054	1,213,864	1,097,226	1,000,648	896,582	949,379	917,283	885,420	834,240

Deposits:
Demand Deposits	155,181	119,867	131,616	122,600	116,899	108,057	105,695	111,249	106,740	104,558	100,232
Interest bearing deposits
Savings	21,036	19,969	18,648	19,646	20,821	20,782	19,299	19,620	20,029	19,585	17,963
NOW	240,033	158,264	198,465	175,373	141,396	116,830	81,385	93,356	78,070	80,406	73,708
Money Market	127,480	80,640	78,800	83,961	81,233	78,542	85,886	80,011	88,879	89,628	85,028
Time deposits > $100,000	445,970	317,143	355,908	349,889	304,208	257,372	195,271	223,083	204,094	183,349	170,561
Time deposits < $100,000	325,379	305,609	312,576	324,000	298,644	286,742	293,068	289,686	296,809	289,925	295,854
Total Deposits	1,315,079	1,001,492	1,096,013	1,075,469	963,201	868,325	780,604	817,005	794,621	767,451	743,346
Fed Funds purchased & repo agreements	24,608	16,295	19,704	12,224	15,899	17,256	10,871	13,423	9,791	14,448	5,821
Other borrowed funds	136,740	83,754	86,260	89,601	76,511	82,205	80,024	84,631	80,812	77,892	76,757
Common Equity	182,219	126,461	141,576	138,246	118,365	107,792	94,453	105,184	101,958	93,004	77,667

Security Bank Corporation (SBKC)

Selected Financial Information

(Amounts in thousands, except per share data)

	2006	2005					2004
	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Income Statement
Interest Income	$28,783	$78,192	$22,860	$21,444	$18,023	$15,865	$53,926	$14,717	$13,824	$13,057	$12,328
Interest Expense	12,070	27,839	8,864	7,976	6,162	4,837	14,373	4,135	3,669	3,294	3,275
Net Interest Income	16,713	50,353	13,996	13,468	11,861	11,028	39,553	10,582	10,155	9,763	9,053
Loan loss provision	630	2,833	630	624	804	775	2,819	852	529	718	720
Service charges on deposit accounts	2,104	7,351	1,940	1,956	1,858	1,597	6,450	1,704	1,636	1,634	1,476
Mortgage banking revenues	1,251	4,539	1,040	1,333	1,207	959	4,931	1,019	1,425	1,284	1,203
Other income	1,562	4,713	1,117	1,121	1,517	958	3,452	1,426	627	722	677
Total noninterest income	4,917	16,603	4,097	4,410	4,582	3,514	14,833	4,149	3,688	3,640	3,356
Salaries and benefits	7,762	22,811	6,044	6,115	5,598	5,054	18,629	4,916	4,759	4,621	4,333
Occupancy and equipment	1,296	3,785	1,048	985	906	846	3,365	851	866	855	793
Other noninterest expense	3,823	12,032	3,485	3,156	2,828	2,563	10,314	2,844	2,581	2,470	2,419
Total noninterest expense	12,881	38,628	10,577	10,256	9,332	8,463	32,308	8,611	8,206	7,946	7,545
Pre-tax earnings	8,119	25,495	6,886	6,998	6,307	5,304	19,259	5,268	5,108	4,739	4,144
Income Taxes	2,979	9,310	2,507	2,509	2,397	1,897	6,940	1,851	1,898	1,729	1,462
Net income	$5,140	$16,185	$4,379	$4,489	$3,910	$3,407	$12,319	$3,417	$3,210	$3,010	$2,682

Basic earnings per share (3)	$0.36	$1.31	$0.34	$0.36	$0.32	$0.29	$1.10	$0.29	$0.28	$0.27	$0.26
Diluted earnings per share (3)	0.35	1.27	0.33	0.33	0.32	0.29	1.07	0.29	0.27	0.27	0.25
End of period shares outstanding (3)	15,782,125	14,386,960	14,386,960	12,911,550	12,851,640	11,755,982	11,639,810	11,639,810	11,625,170	11,622,984	10,270,584
Weighted average diluted shares o/s (3)	14,784,856	12,736,544	13,316,163	13,218,030	12,374,075	11,970,224	11,482,830	11,922,292	11,837,508	11,404,906	10,384,274
Tax equivalent adjustment	101	323	81	79	81	82	359	89	91	94	92
Net interest income (FTE)	16,814	50,677	14,077	13,547	11,943	11,110	39,912	10,671	10,246	9,857	9,145
Effective Tax Rate	36.69%	36.52%	36.41%	35.85%	38.00%	35.77%	36.04%	35.14%	37.16%	36.48%	35.28%

Stock and related per share data: (3)
Book value	$13.79	$12.46	$12.46	$10.87	$10.66	$9.44	$9.16	$9.16	$8.96	$8.64	$7.85
Tangible book value	7.08	7.08	7.08	6.94	6.65	6.69	6.68	6.68	6.46	6.14	5.01
Dividends declared per share	0.075	0.26	0.065	0.065	0.065	0.065	0.22	0.055	0.055	0.055	0.055

Other Key Ratios/Data:
Return on average equity (2)	11.44%	12.80%	12.27%	12.88%	13.25%	12.82%	13.04%	12.92%	12.52%	13.02%	13.89%
Return on average assets (2)	1.25%	1.31%	1.28%	1.34%	1.32%	1.28%	1.27%	1.32%	1.28%	1.26%	1.19%
Net interest margin (FTE) (2)	4.54%	4.46%	4.53%	4.43%	4.37%	4.50%	4.45%	4.47%	4.44%	4.48%	4.41%
Efficiency ratio (FTE)	59.27%	57.42%	58.20%	57.11%	56.47%	57.87%	59.02%	58.10%	58.89%	58.87%	60.36%
Tangible Equity/Tangible Assets	6.09%	6.32%	6.32%	6.89%	6.65%	7.25%	7.49%	7.49%	7.62%	7.39%	5.65%

Loan Performance Data:
Nonaccrual loans	$8,171	$6,997	$6,997	$5,746	$5,200	$5,761	$6,214	$6,214	$5,909	$4,748	$3,807
Loans 90 Days Past Due and Accruing	—	—	—	—	59	—	—	—	—	23	236
Other real estate owned (ORE)	2,488	2,394	2,394	1,722	1,467	938	1,991	1,991	1,857	1,923	1,853
Total non performing assets	10,659	9,391	9,391	7,468	6,726	6,699	8,205	8,205	7,766	6,694	5,896
Net charge-offs	198	1,219	321	260	317	321	1,323	414	160	234	515
Allowance for loan losses/NPA’s	167.11%	171.95%	171.95%	182.49%	197.20%	169.53%	132.88%	132.88%	134.75%	150.82%	163.03%
Allowance for loan losses/loans	1.21%	1.27%	1.27%	1.28%	1.27%	1.28%	1.29%	1.29%	1.32%	1.29%	1.30%
NPA’s/Loans plus ORE	0.72%	0.74%	0.74%	0.70%	0.64%	0.75%	0.97%	0.97%	0.98%	0.85%	0.79%
Nonperforming assets/total assets	0.56%	0.56%	0.56%	0.56%	0.51%	0.60%	0.77%	0.77%	0.77%	0.67%	0.63%
Net charge-offs to average loans (1)	0.06%	0.12%	0.12%	0.10%	0.13%	0.15%	0.17%	0.20%	0.08%	0.12%	0.29%

(1)	Annualized
(2)	The actual number of days in the period were used to annualize income
(3)	Adjusted for 2-for-1 stock split effective May 27, 2005

Security Bank Corporation (SBKC)

Selected Financial Information

(Amounts in thousands, except per share data)

	2006	2005					2004
	1st Quarter	Dec 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Reconciliation Table- GAAP to non-GAAP:

Book Value per share	$13.79	$12.46	$12.46	$10.87	$10.66	$9.44	$9.16	$9.16	$8.96	$8.64	$7.85
Effect of intangible assets per share	(6.71)	(5.38)	(5.38)	(3.93)	(4.01)	(2.75)	(2.48)	(2.48)	(2.50)	(2.50)	(2.84)
Tangible book value	$7.08	$7.08	$7.08	$6.94	$6.65	$6.69	$6.68	$6.68	$6.46	$6.14	$5.01

Equity	$217,641	$179,305	$179,305	$140,408	$137,019	$110,968	$106,671	$106,671	$104,154	$100,448	$80,593
Intangible assets	107,788	79,269	79,269	51,175	52,087	32,394	29,164	29,164	29,207	29,250	29,292
Tangible equity	$109,853	$100,036	$100,036	$89,233	$84,932	$78,574	$77,507	$77,507	$74,947	$71,198	$51,301

Assets	$1,912,841	$1,662,413	$1,662,413	$1,345,566	$1,329,629	$1,116,123	$1,063,485	$1,063,485	$1,012,647	$993,038	$936,848
Intangible assets	107,788	79,269	79,269	51,175	52,087	32,394	29,164	29,164	29,207	29,250	29,292
Tangible assets	$1,805,053	$1,583,144	$1,583,144	$1,294,391	$1,277,542	$1,083,729	$1,034,321	$1,034,321	$983,440	$963,788	$907,556

Equity/Assets	11.38%	10.79%	10.79%	10.43%	10.31%	9.94%	10.03%	10.03%	10.29%	10.12%	8.60%
Effect of intangible assets	-5.29%	-4.47%	-4.47%	-3.54%	-3.66%	-2.69%	-2.54%	-2.54%	-2.67%	-2.73%	-2.95%
Tangible Equity/Tangible Assets	6.09%	6.32%	6.32%	6.89%	6.65%	7.25%	7.49%	7.49%	7.62%	7.39%	5.65%